DELAWARE POOLED TRUST

Registration No. 811-06322
FORM N-SAR
Semi-Annual Period Ended April 30, 2011

SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3

Five (5) transactions for the semi-annual period ended April 30, 2012 effected pursuant to Rule
10f-3, attached as Exhibits.

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1(e).1 Investment Management Agreement (January 4, 2010) by and between
Delaware Pooled Trust and Delaware Management Company, a series of
Delaware Management Business Trust, attached as Exhibit.

77.Q.1(e).2 Amendment No. 6 to Exhibit A of the Investment Management Agreement
(January 4, 2010) between Delaware Pooled Trust and Delaware
Management Company, a series of Delaware Management Business Trust, dated July 28, 2011, attached as Exhibit.
WS: MFG_Philadelphia: 860985: v1
WS: MFG_Philadelphia: 860985: v1